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                                  EXHIBIT INDEX



                                                                   PAGE NO. IN
                                                                   SEQUENTIALLY
EXHIBIT NO.                                                      NUMBERED SYSTEM
- ----------                                                       ---------------




23.1           Consent of Coopers & Lybrand - Geotek Communications, Inc.


23.2           Consent of Shachak & Co. -
                    PowerSpectrum Technology Ltd.
               Consent of Shachak & Co. -
                    Oram Power Supplies (1990) Ltd.
               Consent of Shachak & Co. -
                    Oram Electric Industries Ltd.

23.3           Consent of Touche Ross & Co. -
                    National Band Three Limited and predecessor companies

23.4           Consent of KPMG -
                    Band Three Radio Limited

23.5           Consent of Coopers & Lybrand GmbH -
                    Preussag Bundelfunk GmbH

23.6           Consent of Dusseldorfer Treuhand-Gesellschaft Altenburg & Tewes
                    AG -
                    DBF Bundelfunk GmbH & Co. Betriebs-KG